SETTLEMENT AGREEMENT

     SETTLEMENT AGREEMENT ("AGREEMENT") dated as of July 17, 1998, between BRUCE
W. ANDERSON ("ANDERSON") and IMPERIAL WORLD, INC. ("IMPERIAL WORLD") and IWI HOLDING LIMITED ("IWI") (collectively "the COMPANIES").

     WHEREAS, ANDERSON has been employed by IMPERIAL WORLD a wholly-owned subsidiary of IWI, since July 1, 1996, under the terms of an employment contract which is effective until June 30, 2001 (the "EMPLOYMENT CONTRACT"); and

     WHEREAS, the COMPANIES and ANDERSON wish to terminate the EMPLOYMENT CONTRACT effective July 17, 1998; and

     WHEREAS, the COMPANIES and ANDERSON desire to effectuate a final settlement and compromise of all matters that are or could be in controversy, and which directly or indirectly relate to or arise out of ANDERSON'S employment relationship with the COMPANIES;

     NOW THEREFORE, in consideration of the mutual covenants and promises herein contained, ANDERSON and the COMPANIES agree as follows:

1. Termination. The parties hereby terminate the EMPLOYMENT CONTRACT effective at 3:00 p.m. Central Standard Time, July 17, 1998.

2. Fees And Compensation. Coincident with the execution of this AGREEMENT and in consideration for the termination of the EMPLOYMENT CONTRACT, ANDERSON will receive the following:


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     Salary through July 17, 1998 less applicable withholding and payroll taxes.

     Severance in the amount of NINETY-FIVE THOUSAND DOLLARS and NO/100 DOLLARS ($95,000) and consulting fees in the amount of ONE HUNDRED and FIFTY THOUSAND and NO/100 DOLLARS ($150,000) in return for rendered services as needed between July 20, 1998 and December 31, 1998 to be paid as outlined in Exhibit A. If any payment is not received by ANDERSON in accordance with Exhibit A, the entire balance will be immediately due in full.

     July's car allowance in the amount of ONE THOUSAND and NO/100 DOLLARS ($1000).

     ONE THOUSAND NINE HUNDRED and EIGHTY SIX and 21/100 DOLLARS ($1,986.21) in expenses submitted and not reimbursed.

     Any expenses incurred on behalf of the COMPANIES through July 17, 1998 that must be submitted by August 31, 1998.

     Matching   contributions  to  ANDERSON's  401K  account  based  on  elected contributions made by ANDERSON from the severance as stated in paragraph 2. The details is shown in Exhibit A.

     Title to the DELL Latitude LM laptop computer in ANDERSON'S possession, which the parties agree has a fair market value of ONE THOUSAND FIVE HUNDRED and NO/100 DOLLARS ($1,500.00).

3. Consulting Agreement. ANDERSON hereby agrees to provide consulting services for up to 40 hours as requested by the COMPANIES from July 20, 1998 to December 31, 1998. ANDERSON will be available by telephone and able to attend meetings as necessary. The COMPANIES recognize that ANDERSON may be involved in other activities that might limit participation at certain times. Fees as specified in paragraph 2 and Exhibit A will be due regardless of the time spent or scope of the consulting service provided. The COMPANIES will reimburse ANDERSON his reasonable out-of-pocket AND TRAVEL EXPENSES.


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4.   Indemnification.  The  COMPANIES  shall  indemnify  ANDERSON  and  hold him harmless against any and all damages, expenses and attorney's fees relating to any Claim (as hereinafter defined). As used herein, "Claim" means any threatened, pending or completed action, suit, proceeding, alternative dispute resolution mechanism, inquiry, hearing or investigation by or concerning the COMPANIES, any of their subsidiaries or affiliates, or any other officer, director, employee or agent, including ANDERSON. ANDERSON agrees to cooperate and testify, if required, in litigation involving the COMPANIES, as he may be reasonably requested, and the COMPANIES will pay ANDERSON a per diem rate equal to the greater of $500 or 25% of his then current weekly salary for each day, or part thereof, he spends in connection with such litigation. In addition, the COMPANIES will reimburse ANDERSON for his reasonable out-of-pocket and travel expenses.

5. Health Insurance. IWI shall provide ANDERSON with continued health and dental insurance for family coverage at no cost to ANDERSON through July 31, 1999 or until ANDERSON is covered by another such policy, whichever occurs first. IWI shall make continued health and dental insurance available under COBRA after July 31, 1999, if ANDERSON is not covered by another policy at that time.


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6.   COMPANIES To Provide References And Refrain From Disparaging.  Remarks. The
     COMPANIES agree that they will provide ANDERSON with favorable references should they be asked to do so and they further agree that neither they nor any of their directors, officers, employees or agents will disparage ANDERSON or any of his services to the COMPANIES at any time or in any manner whatsoever. ANDERSON agrees that he will not disparage the COMPANIES or any of their directors, officers, employees or agents.

7. Waiver of Non-compete. The COMPANIES hereby waive and release ANDERSON from all non-compete restrictions as outlined in the EMPLOYMENT CONTRACT between ANDERSON and the COMPANIES.

8. Non-Disclosure Agreement. ANDERSON acknowledges that the information, techniques, processes, developments, work in progress, and any other trade secret or other secret or confidential information relating to the COMPANIES' are valuable, special and unique assets of the COMPANIES' business. Therefore, ANDERSON agrees to hold in strictest confidence and not disclose, reproduce, publish or use in any manner, without the expressed authorization of the Board of Directors of the COMPANIES, any information, design, manufacturing technique, process, trade secrets or any other secrets or confidential matter related to any aspect of the COMPANIES' business.

9. Security Agreement. In order to secure payments, the COMPANIES agree to sign a security agreement which ANDERSON understands would be subject to the approval of any lending institution and subordinated to any debt due to a lending institution and any other previously filed security agreements.

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10.  Sale of the  COMPANIES or Assets.  If the stock or principal  assets of the
     COMPANIES are sold before the final payment being made as specified in this AGREEMENT, the COMPANIES agree to immediately pay the entire outstanding balance of this AGREEMENT at closing.

11. Release Of COMPANIES. Subject to the terms and conditions of this AGREEMENT, ANDERSON, individually, and on behalf of his heirs, assignees and legal representatives, hereby releases and forever discharges the COMPANIES and their directors, officers, employees, and agents, past, present and future, and their representative successors and assignees (hereinafter collectively referred to as the Releases"), from any and all known and unknown actions, causes of action, claims, damages, suits, obligations, agreements, attorneys' fees or any other liabilities of any kind whatsoever which have or could be asserted the Releases arising out of or related to his employment with and/or separation from employment with the COMPANIES and/or any of the other Releases and/or any other occurrence up to and including the date of this AGREEMENT, including all claims of discrimination of any kind under state, federal, or local law.

12. Release Of ANDERSON. Subject to the terms and conditions of this AGREEMENT, the COMPANIES hereby irrevocably waive, release and discharge ANDERSON from any and all actions, causes of action, claims, damages, suits, obligations, agreements, attorneys' fees or other liabilities, known or unknown, pending or threatened, which the COMPANIES now have, own or hold, or claim to have, own or hold, or which the COMPANIES at any time heretofore had, owned, or held, or claimed to have had, owned, or held, as of the date of this AGREEMENT.


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13.  Right To Consult  Attorney.  ANDERSON  acknowledges  that he has been given twenty-two (22) days to consider this AGREEMENT thoroughly, that he has been encouraged to consult with his personal attorneys before signing the AGREEMENT, and that he did so consult with his personal attorney before he signed the AGREEMENT.

14. Right Of Revocation. ANDERSON understands that he may revoke his agreement within seven (7) days after its signing, that any revocation must be made in writing and submitted within such seven-day period to Joseph K. Lau of IMPERIAL WORLD, INC., and if he does so revoke this AGREEMENT, he will be required to reimburse the COMPANIES the funds advanced to him under the provisions of paragraph 2 above.

15. Acknowledgment Of Release. SUBJECT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, ANDERSON AND THE COMPANIES AGREE AND UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

16. Severability. The parties hereto acknowledge and agree that if any provision of this AGREEMENT is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or controlling law, the remainder of this AGREEMENT shall remain in full force and effect.

17. Governing Law. This AGREEMENT shall be governed by the internal laws of the State of Illinois.


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18.  Notices.  All  notices or  communications  hereunder  shall be in  writing, addressed as follows:

           To the COMPANIES:

           IWI Holding Limited
           1010 Executive Court, Suite 300
           Westmont, Illinois 60559

           To ANDERSON:                       with a copy to:
           Bruce W. Anderson                  Mr. Thomas R. Palmer Esq.
           85 Ventura Court                   Meltzer, Purtill, & Stelle
           Naperville, Illinois 60540         Schaumburg Corp. Center, Suite 250
                                              1515 East Woodfield Road
                                              Schaumburg, Illinois 60173

19. Entire Agreement. This AGREEMENT represents the complete and entire AGREEMENT between ANDERSON and the COMPANIES, and there are no conflicting, additional, or supplementary oral terms or conditions between the parties with respect hereto. Further, this AGREEMENT supersedes all prior agreements, oral or written, including, but not limited to ANDERSON'S EMPLOYMENT CONTRACT with IMPERIAL WORLD, INC. This AGREEMENT may be amended at any time by the mutual written agreement signed by the parties.

20. Counterparts. This AGREEMENT may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. IN WITNESS WHEREOF ANDERSON, the COMPANIES have caused this AGREEMENT to be executed as of July 17, 1998.


/s/ Bruce W. Anderson
----------------------
BRUCE W. ANDERSON


By: /s/ Joseph K. Lau
   -------------------
    JOSEPH K. LAU
    Senior Vice-President/COO


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